Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED OCTOBER 31, 2015

Minot, ND – December 10, 2015 – Investors Real Estate Trust (NYSE: IRET) reported financial and operating results today for the quarter and year-to-date ended October 31, 2015.

For the three month period ended October 31, 2015, as compared to the same period of the prior fiscal year:

•	Revenues increased to $52.3 million from $51.2 million, an increase of 2.1%.
•	Total expenses increased by $4.6 million, or 12.6%, in the three months ended October 31, 2015 compared to the three months ended October 31, 2014, from $36.8 million to $41.5 million, primarily due to increased depreciation expense and real estate operating expenses.
•	FFO decreased to $8.1 million on 139 million weighted average shares and units outstanding, from $22.2 million on 133 million weighted average shares and units outstanding ($.06 per share and unit compared to $.17 per share and unit). Excluding loss on extinguishment of debt and default interest, FFO would have been $16.9 million and $0.12 per share and unit for the three months ended October 31, 2015.
•	Net Income Available to Common Shareholders was $13.8 million compared to $2.2 million in the prior fiscal year.

For the six month period ended October 31, 2015, as compared to the same period of the prior fiscal year:

•	Revenues increased to $103.2 million from $100.4 million, an increase of 2.8%.
•	Total expenses increased by $3.0 million, or 4.0%, in the six months ended October 31, 2015 compared to the six months ended October 31, 2014, from $74.8 million to $78.3 million, primarily due to increased depreciation expense and real estate operating expenses.
•	FFO decreased to $30.1 million on 139 million weighted average shares and units outstanding, from $41.2 million on 133 million weighted average shares and units outstanding ($.22 per share and unit compared to $.31 per share and unit). Excluding loss on extinguishment of debt and default interest, FFO would have been $40.5 million and $0.29 per share and unit for the six months ended October 31, 2015.
•	Net Income Available to Common Shareholders was $15.4 million compared to approximately $(794,000) of Net Loss Available to Common Shareholders in the prior fiscal year.

Significant Events and Transactions during the second quarter of fiscal year 2016:

•	The acquisition of a 27,819 square foot healthcare property in Omaha, Nebraska for a purchase price of $6.5 million, a 74-unit multifamily property in Grand Forks, North Dakota for a purchase price of $9.3 million, and a 276-unit multifamily property in Rochester, Minnesota, for a purchase price of $56.0 million.
•	The placement into service of the 70,756 square foot PrairieCare Medical project in Brooklyn Park, Minnesota and the 7,963 square foot Minot Southgate Retail project in Minot, North Dakota.
•	The dispositions of 39 office properties, one healthcare property and 15 retail properties for sales prices totaling $371.9 million.

Our President and Chief Executive Officer, Timothy Mihalick, commented, “IRET had the most active quarter in our history as we executed on our transformation strategy of focusing on our market-leading segments of multifamily housing and healthcare.  We disposed of 39 office, 1 healthcare and 15 retail assets for a sale price totaling $372 million. As I have mentioned previously, these activities led to some near term disruption in our operating performance for the quarter and fiscal year 2016.  While we are not satisfied with these results, we are focused on setting the stage for the Company to deliver increasing and more predictable cash flow for our shareholders with improving operating margins as we continue to focus on multifamily growth.  Our focus is on the continued completion and lease up of our developments, the addition of quality assets through acquisitions and strengthening NOI growth on same-store properties in fiscal year 2017.  I remain confident about the future of IRET as we can now focus our efforts on strengthening the balance sheet, enhancing our operating platform of our portfolio and growing net operating income.”

1         The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

i

Operating Results

Net Operating Income (NOI)2 from all properties decreased by $1.3 million, or 4.0%, during the three month period ended October 31, 2015, compared to the same period one year ago. Non-same-store properties, primarily our new multifamily developments, provided for an increase of approximately $318,000, while same-store3 NOI decreased by $1.6 million. The decrease in same-store NOI was driven by reduced revenue in our energy-impacted markets and increased operating expenses in our multifamily segment as we continue to build on our platform for future growth and re-balance after the sale of our office and retail portfolios.  We also experienced increased real estate taxes and under-deductible insurance claims.

Net Operating Income (NOI)2 from all properties increased by approximately $40,000, during the six month period ended October 31, 2015, compared to the same period one year ago. Non-same-store properties, primarily our new multifamily developments, provided for an increase of $1.2 million, while same-store NOI decreased $1.2 million. The decrease in same-store NOI was driven by reduced revenue in our energy-impacted markets and increased operating expenses in our multifamily segment as we continue to build on our platform for future growth and re-balance after the sale of our office and retail portfolios.  We also experienced increased real estate taxes and under-deductible insurance claims.

Occupancy as of October 31, 2015 compared to October 31, 2014 decreased in our multifamily and healthcare segments and remained stable in our industrial segment on a same-store basis. Occupancy represents the actual number of units or square footage leased divided by the total number of units or square footage at the end of the period.

Occupancy Levels on a Same-Store Property and All Property Basis:

	Same-Store Properties(a)		All Properties
	As of October 31,		As of October 31,
Segments	2015	2014	2015	2014
Multifamily	95.4%	96.0%	91.9%	94.6%
Healthcare	96.0%	96.1%	94.9%	96.1%
Industrial	100.0%	100.0%	84.3%	100.0%

(a)	Non-same-store properties consist of the following properties (re-development and in-service development properties are listed in bold type):
Held for Investment -	Multifamily -
71 France, Edina, MN; Arcata, Golden Valley, MN; Cardinal Point, Grand Forks, ND; Chateau II, Minot, ND; Colonial Villa, Burnsville, MN; Commons at Southgate, Minot, ND; Cypress Court I and II, St. Cloud, MN;  Dakota Commons, Williston, ND; Deer Ridge, Jamestown, ND; Gardens, Grand Forks, ND; GrandeVille at Cascade Lake, Rochester, MN; Homestead Garden, Rapid City, SD;  Legacy Heights, Bismarck, ND; Northridge, Bismarck, ND;  Red 20, Minneapolis, MN; Renaissance Heights, Williston, ND and Silver Springs, Rapid City, SD.
Total number of units, 2,392.

	Healthcare -	Edina 6565 France SMC III, Edina, MN; Lakeside Medical Plaza, Omaha, NE and PrairieCare Medical, Brooklyn Park, MN. Total rentable square footage, 156,199.
	Industrial -	Roseville 3075 Long Lake Road, Roseville, MN. Total rentable square footage, 220,557.
	Other -	Minot Southgate Retail, Minot, ND and Minot Southgate Wells Fargo Bank, Minot, ND. Total rentable square footage, 12,961.

Held for Sale -	Multifamily -
Campus Center, St. Cloud, MN; Campus Heights, St. Cloud, MN; Campus Knoll, St. Cloud, MN; Campus Plaza, St. Cloud, MN; Campus Side, St. Cloud, MN; Campus View, St. Cloud, MN; Cornerstone, St. Cloud, MN and University Park Place, St. Cloud, MN.
Total number of units, 391.

	Healthcare -	Nebraska Orthopaedic Hospital, Omaha, NE. Total rentable square footage, 61,758.
	Other -	Minot Plaza, Minot, ND. Total rentable square footage, 11,003.

Total NOI for held for sale properties for the three months ended October 31, 2015 and 2014, respectively, $684 and $682.
Total NOI for held for sale properties for the six months ended October 31, 2015 and 2014, respectively, $1,194 and $1,135.

Sold -	Multifamily -	Lancaster, St. Cloud, MN.
	Healthcare -	Jamestown Medical Office Building, Jamestown, ND.
	Industrial -	Eagan 2785 & 2795 Hwy 55, Eagan, MN.
Other -
2030 Cliff Road, Eagan, MN; Burnsville Bluffs II, Burnsville, MN; Dewey Hill Business Center, Edina, MN; Fargo Express Community, Fargo, ND; Kalispell Retail Center, Kalispell, MT; Northgate I, Maple Grove, MN; Northgate II, Maple Grove, MN; Plymouth I, Plymouth, MN; Plymouth II, Plymouth, MN; Plymouth III, Plymouth, MN; Plymouth IV-V, Plymouth, MN; Southeast Tech, Eagan, MN; Thresher Square, Minneapolis, MN; Weston Retail, Weston, WI; Whitewater Plaza, Minnetonka, MN and Wirth Corporate Center, Golden Valley, MN.

Total NOI for sold properties for the three months ended October 31, 2015 and 2014, respectively, $0 and $1,199.
Total NOI for sold properties for the six months ended October 31, 2015 and 2014, respectively, $8 and $2,441.

[2]	We measure the performance of our segments based on NOI, which we define as total real estate revenues and gain on involuntary conversion less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance, property management expenses and other property expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
[3]	Same-store properties are properties owned or in service for the entirety of the periods being compared (except for properties for which significant redevelopment or expansion occurred during either of the periods being compared, and properties sold or classified as held for sale), and, in the case of development or re-development properties, which have achieved a target level of occupancy of 90% for multifamily properties and 85% for office, healthcare, industrial and retail properties.

Acquisitions, Developments Placed in Service and Dispositions

During the second quarter of fiscal year 2016, we closed on the acquisition of a 27,819 square foot healthcare property in Omaha, Nebraska for a purchase price of $6.5 million, a 74-unit multifamily property in Grand Forks, North Dakota for a purchase price of $9.3 million, and a 276-unit multifamily property in Rochester, Minnesota, for a purchase price of $56.0 million.

During the second quarter of fiscal year 2016, we placed into service the 70,756 square foot PrairieCare Medical project in Brooklyn Park, Minnesota and the 7,963 square foot Minot Southgate Retail project in Minot, North Dakota.

Also during the second quarter of fiscal year 2016, we sold 39 office properties, one healthcare property and 15 retail properties for sales prices totaling $371.9 million.

Strategic Dispositions

In January 2015, we announced that we were exploring a calendar year 2015 disposition of substantially all of our office and retail properties. We completed the bulk of these dispositions in the second quarter of fiscal year 2016, with the sale of 39 office properties and 15 retail properties. We have used the proceeds from the dispositions according to our capital allocation plan, which included deleveraging, a share repurchase program and acquiring high-quality assets in our core portfolio segments.

Shareholder Equity, Distributions and Capital Structure

As of October 31, 2015, we had a total capitalization of $2.3 billion. Total capitalization is defined as the market value (closing price at end of period) of our outstanding common shares and the imputed market value of the outstanding limited partnership units of our operating partnership IRET Properties (which may be exchanged, at the expiration of a specified holding period, for either cash or our common shares, in our sole discretion, on a one-for-one basis), plus the book value of our preferred shares and the outstanding principal balance of our consolidated debt.

On October 1, 2015, we paid a quarterly distribution of $0.1300 per common share and unit of IRET Properties. This was our 178th consecutive distribution. We also paid, on September 30, 2015, a quarterly distribution of $0.5156 per share on our Series A preferred shares and a quarterly distribution of $0.4968 per share on our Series B preferred shares.

Distribution Declared.  Subsequent to the end of the second quarter of fiscal year 2016, on December 3, 2015, our Board of Trustees declared a regular quarterly distribution of $0.1300 per common share and unit, payable January 15, 2016 to common shareholders and unitholders of record on January 4, 2016. Also on December 3, 2015, the Board declared a distribution of $0.5156 per share on our Series A preferred shares, payable December 31, 2015 to Series A preferred shareholders of record on December 15, 2015, and declared a distribution of $0.4968 per share on our Series B preferred shares, payable December 31, 2015 to Series B preferred shareholders of record on December 15, 2015.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Friday, December 11, 2015 at 9:00 A.M. Central Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-509-9785

International Toll Free Number: 1-412-902-4132

Canada Toll Free Number: 1-855-669-9657

A webcast and transcript of the call will be archived on the “Investor Info/ Presentations & Events/Presentations” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to cbradehoft@iret.com.

About IRET

We are a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. We hold for investment a portfolio of 177 properties consisting of 94 multifamily properties, 66 healthcare properties (including senior housing), 7 industrial properties and 10 other commercial properties with a total of 4.5 million square feet of leasable space.  Our common shares, Series A preferred shares and Series B preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET, IRETPR and IRETPRB, respectively). Our press releases and supplemental information are available on our website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2015 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	October 31, 2015	April 30, 2015
ASSETS
Real estate investments
Property owned	$1,763,150	$1,546,367
Less accumulated depreciation	(333,570)	(313,308)
	1,429,580	1,233,059
Development in progress	89,843	153,994
Unimproved land	22,485	25,827
Total real estate investments	1,541,908	1,412,880
Assets held for sale	115,428	463,103
Cash and cash equivalents	55,133	48,970
Other investments	329	329
Receivable arising from straight-lining of rents, net of allowance of $705 and $718, respectively	16,097	15,617
Accounts receivable, net of allowance of $189 and $438, respectively	4,023	2,865
Real estate deposits	444	2,489
Prepaid and other assets	3,289	3,174
Intangible assets, net of accumulated amortization of $19,839 and $19,610, respectively	25,288	26,213
Tax, insurance, and other escrow	7,440	10,073
Property and equipment, net of accumulated depreciation of $1,213 and $1,464, respectively	1,408	1,542
Goodwill	1,715	1,718
Deferred charges and leasing costs, net of accumulated amortization of $8,622 and $8,077, respectively	9,451	8,864
TOTAL ASSETS	$1,781,953	$1,997,837
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
LIABILITIES
Liabilities held for sale	$145,565	$321,393
Accounts payable and accrued expenses	55,460	56,399
Revolving line of credit	17,500	60,500
Mortgages payable	728,973	668,112
Construction debt and other	128,477	144,111
TOTAL LIABILITIES	1,075,975	1,250,515
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	7,105	6,368
EQUITY
Investors Real Estate Trust shareholders’ equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at October 31, 2015 and April 30, 2015, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 shares issued and outstanding at October 31, 2015 and April 30, 2015, aggregate liquidation preference of $115,000,000)	111,357	111,357
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 122,797,516 shares issued and outstanding at October 31, 2015, and 124,455,624 shares issued and outstanding at April 30, 2015)	936,893	951,868
Accumulated distributions in excess of net income	(455,508)	(438,432)
Total Investors Real Estate Trust shareholders’ equity	620,059	652,110
Noncontrolling interests – Operating Partnership (13,890,331 units at October 31, 2015 and 13,999,725 units at April 30, 2015)	55,957	58,325
Noncontrolling interests – consolidated real estate entities	22,857	30,519
Total equity	698,873	740,954
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$1,781,953	$1,997,837

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and six months ended October 31, 2015 and 2014

	(in thousands, except per share data)
	Three Months Ended October 31		Six Months Ended October 31
	2015	2014	2015	2014
REVENUE
Real estate rentals	$46,727	$45,304	$92,249	$88,868
Tenant reimbursement	4,578	5,042	8,974	9,899
TRS senior housing revenue	965	843	2,003	1,636
TOTAL REVENUE	52,270	51,189	103,226	100,403
EXPENSES
Depreciation/amortization related to real estate investments	14,461	12,859	27,733	25,073
Utilities	3,124	3,024	6,330	5,969
Maintenance	5,784	5,062	11,158	10,048
Real estate taxes	5,002	4,781	9,919	9,768
Insurance	1,244	1,068	2,344	2,530
Property management expenses	4,635	3,479	8,506	7,145
Other property expenses	243	350	175	556
TRS senior housing expenses	812	725	1,581	1,418
Administrative expenses	2,933	2,890	5,387	6,554
Other expenses	1,204	578	1,628	1,190
Amortization related to non-real estate investments	169	216	340	437
Impairment of real estate investments	1,873	1,803	3,158	4,123
TOTAL EXPENSES	41,484	36,835	78,259	74,811
Operating income	10,786	14,354	24,967	25,592
Interest expense	(10,131)	(9,954)	(19,327)	(19,701)
Loss on extinguishment of debt	(106)	0	(106)	0
Interest income	565	560	1,121	1,120
Other income	100	136	151	262
Income before gain (loss) on sale of real estate and other investments and income (loss) from discontinued operations	1,214	5,096	6,806	7,273
Gain (loss) on sale of real estate and other investments	0	1,231	(175)	(1,762)
Income from continuing operations	1,214	6,327	6,631	5,511
Income (loss) from discontinued operations	15,463	(457)	14,773	160
NET INCOME	16,677	5,870	21,404	5,671
Net (income) loss attributable to noncontrolling interests – Operating Partnership	(1,527)	(363)	(1,713)	39
Net loss (income) attributable to noncontrolling interests – consolidated real estate entities	1,516	(393)	1,515	(747)
Net income attributable to Investors Real Estate Trust	16,666	5,114	21,206	4,963
Dividends to preferred shareholders	(2,878)	(2,878)	(5,757)	(5,757)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$13,788	$2,236	$15,449	$(794)
Earnings (loss) per common share from continuing operations – Investors Real Estate Trust – basic and diluted	$.00	$.02	$.02	$(.01)
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.11	.00	.10	.00
NET INCOME (LOSS) PER COMMON SHARE – BASIC AND DILUTED	$.11	$.02	$.12	$(.01)
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.2600	$.2600

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and six months ended October 31, 2015 and 2014

	(in thousands, except per share amounts)
Three Months Ended October 31,	2015			2014
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income attributable to Investors Real Estate Trust	$16,666			$5,114
Less dividends to preferred shareholders	(2,878)			(2,878)
Net income available to common shareholders	13,788	124,665	$0.11	2,236	117,034	$0.02
Adjustments:
Noncontrolling interest – Operating Partnership	1,527	13,900		363	16,261
Depreciation and amortization of real property	14,860			17,624
Impairment of real estate investments	1,873			3,245
Loss on depreciable property sales	(23,909)			(1,231)
FFO applicable to common shares and units(1)(3)	$8,139	138,565	$0.06	$22,237	133,295	$0.17

	(in thousands, except per share amounts)
Six Months Ended October 31,	2015			2014
	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)	Amount	Weighted Avg Shares and Units(1)	Per Share And Unit(2)
Net income attributable to Investors Real Estate Trust	$21,206			$4,963
Less dividends to preferred shareholders	(5,757)			(5,757)
Net income (loss) available to common shareholders	15,449	124,757	$0.12	(794)	114,033	$(0.01)
Adjustments:
Noncontrolling interest – Operating Partnership	1,713	13,929		(39)	18,565
Depreciation and amortization of real property	33,119			34,661
Impairment of real estate investments	3,598			5,565
Gain (loss) on depreciable property sales	(23,733)			1,762
FFO applicable to common shares and units(1)(3)	$30,146	138,686	$0.22	$41,155	132,598	$0.31

(1)	Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for our common shares on a one-for-one basis.
(2)	Net income attributable to us is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(3)	Excluding loss on extinguishment of debt and default interest, FFO would have been $16.9 million and $0.12 per share and unit for the three months ended October 31, 2015 and $40.5 million and $0.29 per share and unit for the six months ended October 31, 2015.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended October 31, 2015 and 2014

	(in thousands)
Three Months Ended October 31, 2015	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$32,107	$16,379	$1,640	$1,179	$51,305
Real estate expenses	15,218	4,163	289	362	20,032
Net operating income	$16,889	$12,216	$1,351	$817	31,273
TRS senior housing revenue, net of expenses					153
Depreciation/amortization					(14,630)
Administrative expenses					(2,933)
Other expenses					(1,204)
Impairment of real estate investments					(1,873)
Interest expense					(10,131)
Loss on extinguishment of debt					(106)
Interest and other income					665
Income from continuing operations					1,214
Income from discontinued operations					15,463
Net income					$16,677

	(in thousands)
Three Months Ended October 31, 2014	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$29,594	$16,331	$1,593	$2,828	$50,346
Real estate expenses	12,164	4,111	272	1,217	17,764
Net operating income	$17,430	$12,220	$1,321	$1,611	32,582
TRS senior housing revenue, net of expenses					118
Depreciation/amortization					(13,075)
Administrative expenses					(2,890)
Other expenses					(578)
Impairment of real estate investments					(1,803)
Interest expense					(9,954)
Interest and other income					696
Income before gain on sale of real estate and other investments and loss from discontinued operations					5,096
Gain on sale of real estate and other investments					1,231
Income from continuing operations					6,327
Loss from discontinued operations					(457)
Net income					$5,870

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the six months ended October 31, 2015 and 2014

	(in thousands)
Six Months Ended October 31, 2015	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$63,487	$32,085	$3,262	$2,389	$101,223
Real estate expenses	29,142	7,995	683	612	38,432
Net operating income	$34,345	$24,090	$2,579	$1,777	62,791
TRS senior housing revenue, net of expenses					422
Depreciation/amortization					(28,073)
Administrative expenses					(5,387)
Other expenses					(1,628)
Impairment of real estate investments					(3,158)
Interest expense					(19,327)
Loss on extinguishment of debt					(106)
Interest and other income					1,272
Income before loss on sale of real estate and other investments and income from discontinued operations					6,806
Loss on sale of real estate and other investments					(175)
Income from continuing operations					6,631
Income from discontinued operations					14,773
Net income					$21,404

	(in thousands)
Six Months Ended October 31, 2014	Multifamily	Healthcare	Industrial	All Other	Total
Real estate revenue	$57,321	$32,533	$3,163	$5,750	$98,767
Real estate expenses	24,382	8,469	721	2,444	36,016
Net operating income	$32,939	$24,064	$2,442	$3,306	62,751
TRS senior housing revenue, net of expenses					218
Depreciation/amortization					(25,510)
Administrative expenses					(6,554)
Other expenses					(1,190)
Impairment of real estate investments					(4,123)
Interest expense					(19,701)
Interest and other income					1,382
Income before loss on sale of real estate and other investments and income from discontinued operations					7,273
Loss on sale of real estate and other investments					(1,762)
Income from continuing operations					5,511
Income from discontinued operations					160
Net income					$5,671